Exhibit 3.646

DSCBS : 204 ( Rev 81)	PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
ARTICLES OF INCORPORATION	☐ DOMESTIC BUSINESS CORPORATION

	☐ DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION — COMPLETE BACK	FEE $7500

COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE — CORPORATION BUREAU 308 NORTH OFFICE BUILDING. HARRISBURG. PA 17120	☐ DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B

          McCusker Recycling, Inc.

011 ADDRESS OF REGISTERED PENNSYLVANIA OFFICE IN PENNSYLVANIA (P O BOX NUMBER NOT ACCEPTABLE)
          102 Foster Avenue

012 CITY	033 COUNTY	013 STATE	064 ZIP CODE
Upper Darby,	DEL	PA	[Illegible]

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION
     The corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania
(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

The Aggregate Number of Shares. Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:

	041 Stated Par Value Per
040 Number and Class of Shares	Share If Any	042 Total Authorized Capital	031 Term of Existence
1000 shs common	$1.00	$1,000.00	Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by Each Incorporator

060 Name	061. 062 063. 064 Address	[Street. City. State. Zip Code)	Number & Class of Shares

     John D. O’Keefe, Esq. 42 So. 15th st., Phila., PA 19102 1 Sh. common

      (ATTACH 8 1/2 × 11 SHEET IF NECESSARY )

     IN TESTIMONY WHEREOF. THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION

THIS	[Illegible]	DAY OF	[Illegible]	1989

/s/ John D. O’Keefe

John D. O’Keefe

      -  FOR OFFICE USE ONLY -

030 FILED
[Illegible]
M BURR KEIM COMPANY, PHILA DELPHIA

002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER

REVIEWED BY	004 SICC	AMOUNT	001 CORPORATION NUMBER
[Illegible]				1083569

DATE APPROVED		$

DATE REJECTED	CERTIFY TO	INPUT BY	LOG IN		LOG IN (REFILE)
	☐ REV	[Illegible]

MAILED BY DATE	☐ L & I	VERIFIED BY	LOG OUT		LOG OUT (REFILE)

☐ OTHER